EXHIBIT 99.1

JoS. A. Bank Clothiers Reports Fiscal Year 2011 Results; Profits Increase 13.6%

HAMPSTEAD, Md., March 28, 2012 (GLOBE NEWSWIRE) -- JoS. A. Bank Clothiers, Inc. (Nasdaq:JOSB) announces today record results for its fiscal year ended January 28, 2012 ("fiscal year 2011").

Net income for fiscal year 2011 increased 13.6% to a record $97.5 million, as compared with net income of $85.8 million for the fiscal year ended January 29, 2011 ("fiscal year 2010"). Earnings per share for fiscal year 2011 increased 13.3% to $3.49 as compared with earnings per share of $3.08 for fiscal year 2010.

Net sales reached a record of $979.9 million in fiscal year 2011, representing a 14.2% gain as compared with net sales of $858.1 million in fiscal year 2010. Comparable store sales increased 7.6% during fiscal year 2011, while Direct Marketing sales increased 14.7%.

"We are pleased with our financial performance in 2011. Earnings were up 13.6% and sales increased by 14.2%, driven primarily by strong comparable store and Direct Marketing sales growth and sales generated by new stores. With the results of the fourth quarter of 2011, we have achieved earnings growth in 41 of the past 42 quarters when compared to the respective prior year periods, including 23 quarters in a row," stated R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. "The first quarter of 2012 has started out more slowly than we had planned with declines in both comparable store sales and Direct Marketing sales for the first 8 weeks of the quarter. The declines are primarily due to weaker than expected traffic and also due to the warmer winter weather which is resulting in significantly lower sales of outerwear and cold weather merchandise. We are making marketing changes to address the sales trend. We believe that these changes will be effective and appealing to our customers; however we remain cautious about the outcome of the first quarter of 2012," continued Mr. Black.

A conference call to discuss fiscal year 2011 earnings will be held Thursday, March 29, 2012 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-230-1085 or (International) 612-234-9960 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on March 29, 2012 until April 5, 2012 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 241638. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com.

All earnings per share amounts in this news release represent diluted earnings per share adjusted for the 50% stock dividend that the Company announced on June 17, 2010, under which stockholders of record as of July 30, 2010 received one additional share of common stock for each two shares then owned. The stock dividend was distributed on August 18, 2010.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 556 stores in 43 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB."

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity, and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of our growth strategy, including our ability to finance our expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs, including compliance with relevant legal requirements, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended January 28, 2012. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JANUARY 29, 2011 AND JANUARY 28, 2012

	January 29, 2011	January 28, 2012
	(In thousands, except share information)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$80,979	$87,230
Short-term investments	189,789	240,252
Accounts receivable, net	9,525	15,906
Inventories	233,310	304,655
Prepaid expenses and other current assets	19,494	20,886
Total current assets	533,097	668,929
NONCURRENT ASSETS:
Property, plant and equipment, net	128,603	144,392
Other noncurrent assets	337	291
Total assets	$662,037	$813,612
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,505	$66,664
Accrued expenses	88,165	92,937
Deferred tax liability — current	5,276	8,479
Total current liabilities	124,946	168,080
NONCURRENT LIABILITIES:
Deferred rent	49,279	47,600
Deferred tax liability — noncurrent	4,147	11,973
Other noncurrent liabilities	989	1,025
Total liabilities	179,361	228,678
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $1.00 par, 500,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par, 45,000,000 shares authorized, 27,622,054 issued and outstanding at January 29, 2011 and 27,827,837 issued and outstanding at January 28, 2012	275	277
Additional paid-in capital	86,792	91,766
Retained earnings	395,531	493,022
Accumulated other comprehensive income (loss)	78	(131)
Total stockholders' equity	482,676	584,934
Total liabilities and stockholders' equity	$662,037	$813,612

Note: The foregoing audited Consolidated Balance Sheets are excerpts from our Consolidated Financial Statements (as of January 29, 2011 and as of January 28, 2012) and do not include the Notes, which are an integral part thereof. The foregoing audited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012, which was filed with the Securities and Exchange Commission on March 28, 2012.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED JANUARY 30, 2010, JANUARY 29, 2011 AND JANUARY 28, 2012

	Fiscal Year
	2009	2010	2011
	(In thousands, except per share information)
NET SALES	$770,316	$858,128	$979,852
Cost of goods sold	298,193	320,585	371,577
GROSS PROFIT	472,123	537,543	608,275
OPERATING EXPENSES:
Sales and marketing, including occupancy costs	293,663	326,464	372,268
General and administrative	61,057	69,472	76,600
Total operating expenses	354,720	395,936	448,868
OPERATING INCOME	117,403	141,607	159,407
OTHER INCOME (EXPENSE):
Interest income	375	589	347
Interest expense	(395)	(136)	(312)
Total other income (expense)	(20)	453	35
Income before provision for income taxes	117,383	142,060	159,442
Provision for income taxes	46,228	56,261	61,951
NET INCOME	$71,155	$85,799	$97,491
PER SHARE INFORMATION
Earnings per share:
Basic	$2.59	$3.11	$3.51
Diluted	$2.56	$3.08	$3.49
Weighted average shares outstanding:
Basic	27,452	27,553	27,757
Diluted	27,785	27,851	27,961

Note: The foregoing audited Consolidated Statements of Income are excerpts from our Consolidated Financial Statements for each of the three years ended January 28, 2012 and do not include the Notes, which are considered an integral part thereof. The foregoing audited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012 which was filed with the Securities and Exchange Commission on March 28, 2012.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JANUARY 30, 2010, JANUARY 29, 2011 AND JANUARY 28, 2012

	Fiscal Year
	2009	2010	2011
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$71,155	$85,799	$97,491
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,382	24,479	26,101
Loss on disposals of property, plant and equipment	160	357	311
Asset impairment charges	1,554	1,215	294
Non-cash equity compensation	—	1,252	2,547
Increase (decrease) in deferred taxes	(2,537)	2,751	11,029
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	1,544	(3,665)	(6,381)
(Increase) in inventories	(9,079)	(14,989)	(71,345)
(Increase) decrease in prepaids and other current assets	1,741	(3,459)	(1,392)
Decrease in non-current assets	61	83	46
Increase (decrease) in accounts payable	(11,549)	13,280	35,159
Increase (decrease) in accrued expenses	12,120	1,738	(77)
(Decrease) in deferred rent	(2,890)	(2,574)	(1,679)
Increase (decrease) in other noncurrent liabilities	86	(28)	(288)
Net cash provided by operating activities	84,748	106,239	91,816
CASH FLOWS USED IN INVESTING ACTIVITIES:
Payments for capital expenditures	(16,333)	(29,352)	(37,531)
Proceeds from maturities of short-term investments	34,951	169,736	393,424
Payments to acquire short-term investments	(204,687)	(189,789)	(443,887)
Net cash (used in) investing activities	(186,069)	(49,405)	(87,994)
CASH FLOWS FROM FINANCING ACTIVITIES:
Income tax benefit from stock compensation plans	65	1,300	1,883
Net proceeds from issuance of common stock	234	1,013	546
Fractional share payments	—	(21)	—
Net cash provided by financing activities	299	2,292	2,429
Net increase (decrease) in cash and cash equivalents	(101,022)	59,126	6,251
CASH AND CASH EQUIVALENTS, beginning of year	122,875	21,853	80,979
CASH AND CASH EQUIVALENTS, end of year	$21,853	$80,979	$87,230

Note: The foregoing audited Consolidated Statements of Cash Flows are excerpts from our Consolidated Financial Statements for each of the three years ended January 28, 2012 and do not include the Notes, which are considered an integral part thereof. The foregoing audited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012 which was filed with the Securities and Exchange Commission on March 28, 2012.
CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Md.
         David E. Ullman
         EVP/CFO
         410-239-5715

         or Investor Relations Information Request Website
         (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=
         irol-inforeq),

         or Investor Relations Voicemail, 410-239-5900

         E-commerce Address for JoS. A. Bank Clothiers, Inc.:
         www.josbank.com